                                                                      EXHIBIT 12
                             BELLSOUTH TELECOMMUNICATIONS
                      COMPUTATION OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN MILLIONS)

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
                                                                  For the Year Ended December 31,
                                                         1996       1995       1994        1993        1992
                                                         ----       ----       ----        ----        ----
1. Earnings

   (a) Income from continuing operations before
deductions for taxes and interest                      $3,727     $2,808     $3,606      $2,034      $3,014

   (b) Portion of rental expense representative of
interest factor                                            60         62         80          80          87
                                                       ------     ------     ------      ------      ------
   TOTAL                                               $3,787     $2,870     $3,686      $2,114      $3,101
                                                       ------     ------     ------      ------      ------
                                                       ------     ------     ------      ------      ------

2. Fixed Charges

   (a) Interest                                          $569       $594       $569        $586        $598

   (b) Portion of rental expense representative of
interest factor                                            60         62         80          80          87
                                                       ------     ------     ------      ------      ------

   TOTAL                                                 $629       $656       $649        $666        $685
                                                       ------     ------     ------      ------      ------
                                                       ------     ------     ------      ------      ------

Ratio (1 divided by 2)                                   6.02       4.38       5.68        3.17        4.53
                                                       ------     ------     ------      ------      ------
                                                       ------     ------     ------      ------      ------

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